Exhibit 10.1

BOARD OF DIRECTORS
OF
MARRIOTT INTERNATIONAL, INC.

NO:        BOARD 2019 - 20

DATE:        May 10, 2019

Approval of Amendments to the
Marriott International, Inc. Stock and Cash Incentive Plan

WHEREAS, Marriott International, Inc. (the “Company”) maintains the Marriott International, Inc. Stock and Cash Incentive Plan, as amended (the “Plan”); and

WHEREAS, pursuant to Article 17.1 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan at any time; and

Amendment to Director Share Awards and Fee Deferral Provisions

Director Share Awards

WHEREAS, Article 12.2 of the Plan provides that, on the first full trading day immediately following each annual meeting of Company stockholders at which directors are elected (“Annual Meeting”), each non-employee member of the Board (“Non-Employee Director”) designated by the Board will receive a fully vested award of shares (“Shares”) of the Company’s Class A common stock (“Share Award”); and

WHEREAS, the Compensation Policy Committee (the “Committee”) of the Board has recommended that the Board amend Article 12.2 of the Plan to provide that Shares subject to a Share Award will be distributed in a lump sum following the Non-Employee Director terminating service on the Board, unless the Non-Employee Director makes an advance election designating another time or form of distribution in a manner prescribed by the Committee; and

Director Fee Deferrals

WHEREAS, Article 12.3(a) of the Plan provides procedures pursuant to which Non-Employee Directors may elect to defer receipt of all or part of their cash retainer and/or fees (“Fees”) payable to them during the director term commencing at the next following Annual Meeting (such election, a “Fee Deferral Election”); and

WHEREAS, Article 12.3(b) of the Plan provides that Fees deferred pursuant to a Fee Deferral Election will be credited as fully vested Stock Units to a Stock Unit Account (as such terms are defined in the Plan) as of the date of deferral, with the number of Stock Units credited based on the Fair Market Value (as defined in the Plan) of a Share on the date on which the Fees would have been paid but for the Fee Deferral Election; and

WHEREAS, for administrative convenience, the Committee has recommended that the Board amend Article 12.3(b) of the Plan to provide that Fees deferred pursuant to a Fee Deferral Election will be credited as fully vested Stock Units to a Stock Unit Account as of the end of the calendar quarter for which the Fees were payable, with the number of Stock Units credited based on the Fair Market Value of a Share on such date.

1748230_1

Exhibit 10.1

NOW THEREFORE, BE IT RESOLVED that the Board hereby approves and adopts the amendments to Article 12 of the Plan, and conforming amendments elsewhere in the Plan, substantially in the form attached hereto as Exhibit A.

Amendment to Share Withholding Provision

WHEREAS, Article 18.2 of the Plan provides that the Company may require, or the Committee may permit a participant to elect, that the tax withholding required in connection with any Award (as defined in the Plan) be wholly or partially satisfied by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction; and

WHEREAS, to facilitate tax compliance, the Committee has recommended that the Board amend Article 18.2 of the Plan to provide that the tax withholding required in connection with any Award may be wholly or partially satisfied by having the Company withhold from Shares to be issued pursuant to such Award a number of Shares having an aggregate Fair Market Value on the date of withholding that would satisfy the withholding amount due, provided that the amount withheld does not exceed the maximum statutory tax rates in the participant’s applicable jurisdiction.

NOW THEREFORE, BE IT RESOLVED that the Board hereby approves and adopts the amendments to Article 18.2 of the Plan substantially in the form attached hereto as Exhibit A.

General Authorization

BE IT FURTHER RESOLVED, that the Chairman, Chief Executive Officer, and any Vice President of the Company, or their designees, are authorized in the name of, and on behalf of, the Company to take any and all such actions and to expend such funds as shall be necessary or appropriate, in their judgment, to carry out the intent and purposes of these resolutions; and

Ratification of Prior Acts

BE IT FURTHER RESOLVED that any and all actions heretofore taken by any officer, director or manager of the Company consistent with the foregoing resolutions are hereby ratified, approved and confirmed in all respects as fully as if such actions had been presented to the Board for its approval prior to such actions being taken.

1748230_1

Exhibit 10.1

By the Board of Directors

Bancroft S. Gordon
Corporate Secretary

1748230_1

Exhibit 10.1

EXHIBIT A

AMENDMENT TO THE
MARRIOTT INTERNATIONAL, INC. STOCK AND CASH INCENTIVE PLAN

THIS AMENDMENT to the Marriott International, Inc. Stock and Cash Incentive Plan, as amended and restated effective January 1, 2008, and as subsequently amended from time to time (the “Plan”), is made this 10th day of May, 2019, as follows (new language underlined and deleted language struck):

1.	Article 2.3 of the Plan is hereby amended to read as follows:

2.3    “Award” means, individually or collectively, a grant under this Plan of MI Shares, SARs, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Deferred Stock Bonus Awards, Deferred Stock Agreements, Special Recognition Stock Awards, 1998 Conversion Awards, Other Share-Based Awards, Other Cash Performance-Based Awards, Non-Employee Director Deferred Share Awards, Stock Units, and Director SARs and Options.

2.	Article 2.36 of the Plan is hereby amended to read as follows:

2.36    “Non-Employee Director Deferred Share Award” shall mean an award of Shares to a Non-Employee Director for which distribution of the subject Shares is deferred, as described in Article 12.2 herein.

3.	Article 12.1 of the Plan is hereby amended to read as follows:

12.1    Eligibility. Only Non-Employee Directors shall be eligible to receive Non-Employee Director Deferred Share Awards and Director SARs and Options and to make Fee Deferral Elections.

4.	Article 12.2 of the Plan is hereby amended to read as follows:

12.2    Non-Employee Director Deferred Share Awards. On the first (1st) full trading day immediately following each Annual Meeting, each Non-Employee Director designated by the Board shall receive a Non-Employee Director Deferred Share Award of a number of Shares determined by the Board before such Annual Meeting. Each Non-Employee Director Deferred Share Award shall be fully vested and nonforfeitable when granted and the subject Shares shall be distributed to the Non-Employee Director in a lump sum within 30 days following the Non-Employee Director’s Termination of Service, unless the Non-Employee Director makes an advance election designating another time or form of distribution. Any such advance election must be made in writing on a form and in a manner prescribed by the Committee (or its delegate(s)) and delivered to the Company on or before (and become irrevocable by) the last day of the calendar year that immediately precedes the year of grant of the Non-Employee Director Deferred Share Award. The Non-Employee Director shall have no voting, transfer, liquidation, dividend or other rights of a stockholder of the Company with respect to Non-Employee Director Deferred Share Awards prior to such time that the subject Shares are distributed to the Non-Employee Director.

1748230_1

Exhibit 10.1

5.	Articles 12.3(a) and (b) of the Plan are hereby amended to read as follows:

12.3    Fee Deferral Elections.

(a)    Elections to Defer Payment of Fees. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director. Each such election must be made in writing on a form and in a manner prescribed by the Committee (or its delegate(s)) and irrevocably delivered to the Company in the year preceding the ~~year~~ term of the Non-Employee Director which commences with the next Annual Meeting (the “Election Year”) and must be irrevocable for such Election Year. No election may be made under this Article 12.3(a) with respect to Fees for which an election is made under Article 12.5.

(b)    Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election shall be credited as of ~~the date of deferral~~ the end of the calendar quarter for which the Fees were payable (the “Credit Date”) to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee Deferral Election divided by (ii) the Fair Market Value of a Share on the ~~date on which the Fees subject to the Fee Deferral Election would have been paid but for the Fee Deferral Election~~ Credit Date, with fractional units calculated to at least three (3) decimal places. Notwithstanding the foregoing, in the event that the Credit Date is a Saturday, Sunday or other day on which stock of the Company is not traded on the Nasdaq or another national exchange, then the Credit Date shall be the immediately preceding day on which the stock of the Company is traded on the Nasdaq or another national exchange.

6.	Article 18.2 of the Plan is hereby amended to read as follows:

18.2    Share Withholding. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold from Shares to be issued pursuant to such Award a number of Shares having an aggregate Fair Market Value on the date ~~the tax is to be determined equal to the minimum statutory total tax which could withheld on the transaction~~ of withholding that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rates in such Participant’s applicable jurisdiction for Federal, state, local and foreign income, employment or other related tax purposes that are applicable to such taxable income. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. For purposes of Share withholding, the Fair Market Value of the withheld Shares shall be determined consistent with the applicable provisions of the Code, together with the regulations and official guidance promulgated thereunder.

1748230_1